Exhibit 10.1

Contract No.: [R- 19507]

August 14th, 2014

Calgon Carbon (Suzhou) Co., Ltd.

Dear Sir,

Re:	RMB5,000,000.00 Uncommitted Revolving Loan Facility Letter

We, Bank of Tokyo-Mitsubishi UFJ (China), Ltd., acting through its Shanghai branch are pleased to confirm our agreement to provide an uncommitted RMB revolving loan facility Contract No.: R-  19507  (the “Facility”) on the terms and conditions set out in this letter (this “Facility Letter”).

1.	THE BORROWERS
	English Name	Calgon Carbon (Suzhou) Co., Ltd.
	Chinese Name
	Registered Number	320500400038293
	Registered Address
	The Borrower is a wholly-foreign-owned enterprise with independent legal person status duly established and registered under the laws of the People’s Republic of China (the "PRC").

2.	THE LENDER

Bank of Tokyo-Mitsubishi UFJ (China), Ltd.

3.	LENDING BRANCH

Shanghai Branch.

4.	TYPE OF FACILITY

4.1	The Facility made available to the Borrowers under this Facility is a RMB revolving loan facility for drawing by written notice.

4.2	The Facility is made available on an uncommitted basis.

5.	FACILITY AMOUNT

The maximum available amount under this Facility Letter (“Facility Amount”) shall not exceed Renminbi [Five Million] (RMB5,000,000.00)

6.	PURPOSE

General working capital.

7.	AVAILABILITY PERIOD

7.1	The Facility shall be available until July 19th, 2015 subject to the conditions precedent set out in this Facility Letter, unless it is terminated before that date ("Availability Period").

7.2	The Borrower may request an advance in accordance with Clause 8 at any time during the Availability Period.

7.3	The Facility is made available on an uncommitted basis.

7.4	Any amount undrawn at the end of the Availability Period shall be automatically cancelled.

8.	DRAWDOWN

8.1
The Borrower may submit one or more written requests for advance ("Advance Request") under this Facility Letter in the form of the Exhibit 1 to this Facility Letter or in such other form acceptable to the Lender and shall provide such other information as the Lender may from time to time request. The Advance Request must be submitted by facsimile and followed by notice by telephone at least three (3) Banking Days prior to the proposed drawdown date for the advance, specifying, among others:

(a) the proposed amount of the advance to be drawn, which must comply with Clause 8.3;

(b) the proposed drawdown date; and

(c) the proposed repayment date (each a "Repayment Date"), which must comply with Clause 8.4.

The faxed Advance Request must be followed by the original to the Lender. The Lender may, but shall not be obliged to, regard the faxed Advance Request as good and valid notice.

8.2
Any Advance Request for advance shall be irrevocable. The Borrower shall not be entitled to cancel or withdraw an Advance Request. The Lender may agree to allow cancellation of an Advance Request subject to the relevant Borrower paying all cost and expenses under Clause 15.4.

The Lender's confirmation of an Advance Request (if any) or (if there is no such confirmation) the records (whether in document or electronic form) of the Lender shall be conclusive evidence as against the relevant Borrower of the terms on which an advance is made. Without limiting the generality of the above the Lender may require the Borrower to verify the correctness of any notice of confirmation and the Borrower undertakes to examine and verify each and every notice of confirmation by signing, dating and returning a copy of the notice to the Lender.

8.3	The minimum amount of any advance shall be RMB500,000.00 and advances shall only be permitted in whole multiples of RMB100,000.00.

8.4	The period between the drawdown date of an advance and its Repayment Date shall be any period as selected by the Borrower by specifying the Repayment Date in the relevant Advance Request. The Repayment Date must not be after the date falling twelve (12) months after the proposed drawdown date (the "Final Maturity Date").

9.	REPAYMENT AND PREPAYMENT

9.1	Each advance shall be repaid in full by one repayment falling due on its Repayment Date.

On the Repayment Date of each advance the Borrower shall repay the entire principal amount advanced by the Lender to it together with all interest and unpaid fees or other charges payable on such advance pursuant to the terms of this Facility Letter. If the Repayment Date is not a Banking Day then it shall instead be the immediately following Banking Day unless that day falls in the next calendar month or after the Final Maturity Date in which case it shall be the immediately preceding Banking Day.

9.2	(a)
If it gives at least five (5) Banking Days prior written notice to the Lender, the Borrower may with the written consent of the Lender, prepay all or part of the principal amount advanced to it by the Lender under this Facility Letter.

(b)
Any prepayment by a Borrower under this Clause 9.2 must include all interest and unpaid fees or charges payable on the relevant prepayment date together with all interest, fees or charges that would have been payable by the Borrower in respect of the amount prepaid between the relevant prepayment date and the relevant Repayment Date in respect of each advance being prepaid, which amount will be reduced if the Lender is able to relend or reinvest the principal amount so prepaid between the relevant prepayment date and the relevant Repayment Date by the amount of interest to the Lender on so relending or reinvesting the amount prepaid, plus any other reasonable cost or expense incurred by the Lender arising out of such payment or prepayment. A certificate of the Lender setting forth the basis for the determination of the amount to be paid by the Borrower pursuant to the preceding sentence shall be conclusive evidence.

(c) The amount of any prepayment must be a minimum of RMB500,000.00 and a whole multiple of RMB10,000.00.

(d)
The Borrower shall provide the Lender with copies of all necessary approvals from relevant government agencies which relate to each prepayment under this Facility Letter at least five (5) Banking Days before a prepayment.

(e) Any notice of prepayment given under this Clause 9.2 is irrevocable.

9.3	Any amount repaid or prepaid in accordance with this clause may be re-borrowed pursuant to the terms of this Facility Letter.

10.	INTEREST PAYMENT AND INTEREST RATE

10.1	The Borrower shall pay interest in respect of each advance made to it on the relevant Repayment Date.

10.2	Interest on an advance shall be calculated daily at 105% of the relevant base rate applicable to the advance, as published by the People's Bank of China and effective on the date of advance (the "PBOC Base Rate"). In calculating the interest payable for any period the first day of that period shall be included and the last day shall be excluded.

10.3	Interest on any advance under this Facility Letter shall be calculated on the basis of actual number of days elapsed in a year of three hundred and sixty (360) days.

10.4	If the Borrower fails to pay any sum when due under this Facility Letter (each such sum an "overdue sum") then that Borrower shall pay default interest on that overdue sum at the maximum default rate permitted to be charged under the applicable laws and regulations, for the period from the due date to the date of actual payment, as well after as before judgment. Any default interest under this clause shall accrue from day to day and be immediately due and payable. Any interest payable under this clause which is not paid when due shall be deemed an overdue sum and itself bear interest accordingly.

11.	CONDITIONS PRECEDENT

11.1	Before the first advance is made to the Borrower, the Borrower shall provide the documents and information listed below:

(a)
up to date copies of the Articles of Association, the current Business License, other constituent documents as appropriate, the original approval certificate for establishment of the Borrower as a foreign investment enterprise and approval certificate(s) (if any) for each amendment to any document listed above;

(b) resolutions of its board of directors and/or shareholders (as may be required under its constituent documents) evidencing acceptance of the terms of:

		(i)	this Facility Letter;

		(ii)	the letter of undertaking constituting a part of this Facility Letter required by the Lender to be executed by that Borrower in relation to the Facility (the "Letter of Undertaking");

		(iii)	such other agreement(s) or documents as may be required by the Lender,

and authorizing the appropriate officer(s) to sign for and on behalf of that Borrower:

		(iv)	this Facility Letter;

		(v)	the Letter of Undertaking which that Borrower is required by the Lender to execute;

		(vi)	such other agreement(s) required by the Lender; and

(vii)
all notices, requests, letters or other communications required to be given or made to the Lender in connection with this Facility Letter, the Letter of Undertaking to which the Borrower is required by the Lender to execute, or the Facility;

	(c)	duly certified specimen signatures of that Borrower's board of directors and of the duly authorized officer(s) of that Borrower together with a copy of the passport or other identification document of each person;

	(d)	a certificate from a director of the Borrower stating:

		(i)	that there has been no material adverse change in the business activities, the operations, performance or assets of the Borrower; and

		(ii)	there is no actual pending or threatened litigation or proceedings that may have a material adverse effect; and

	(e)	this Facility Letter, the Letter of Undertaking and other documents mentioned at (b) above duly signed and sealed by it.

11.2	All documents referred to above, other than original documents, shall be certified by a director of the Borrower as being true, complete and up to date and shall be in a form satisfactory to the Lender.

11.3	The Borrower shall, in addition to the conditions precedent under Clause 11.1, ensure that the following shall be provided to the Lender before the first advance is made to the Borrower:

	(a)	evidence that any stamp duty payable on this Facility Letter has been paid in full by the Borrower;

	(b)	an original letter of guarantee issued by Calgon Carbon Corporation (the "Guarantor") in a form satisfactory to the Lender (the "Guarantee"); and

	(c)	such other documents, opinions, certificates, consents, and assurances and information as the Lender may require.

11.4	In addition, it is a condition precedent to the Lender's obligation to make each advance under the Facility that:

	(a)	no Event of Default (as defined in Clause 12) subsists at the date of the Advance Request or the proposed drawdown date or will result from the provision of the advance under this Facility Letter;

	(b)	the representations and warranties by the Borrower in this Facility Letter are true as at the date of the Advance Request and the proposed date of advance; and

	(c)	the Borrower has complied with any Letter of Undertaking to which it is a party.

12.	EVENTS OF DEFAULT

The Lender shall have the right by written notice to the Borrower to demand immediate repayment of any and/or all of the principal sums advanced and payment of any and/or all interest, fees and other amounts payable by the Borrower on and at any time after the occurrence of any of the following events or circumstances (each an "Event of Default"):

	(a)	the Borrower or the Guarantor (each an "Obligor") fails to, or in Lender's reasonable opinion, is unable to repay or pay any sum due under this Facility Letter or the Guarantee, or in respect of any other loan, advance or facility extended by the Lender or any other financial institution to any Obligor when such sum is due;

	(b)	any other sum owing by an Obligor to any person is declared due and payable before the stated maturity or is placed on demand by reason of an event of default (whatever called);

	(c)	any Obligor is insolvent or admits its inability to pay its debts or begins negotiations with its creditors with a view to rescheduling its indebtedness;

	(d)	any resolution is passed or application made for the liquidation or bankruptcy of an Obligor;

	(e)	changes in the applicable laws or regulations governing this Facility Letter make it impossible or unlawful for the Lender to give effect to or continue with its obligations;

	(f)	any event occurs which in the Lender's reasonable opinion has a material adverse effect on an Obligor's ability to comply with its obligations under this Facility Letter or the Guarantee;

	(g)	any Obligor fails to comply with any of its obligations under this Facility Letter, any Letter of Undertaking or the Guarantee (each a "Finance Document") or any representation made or information provided by any Obligor under or in connection with any Finance Document is incorrect or misleading;

	(h)	any Finance Document ceases for any reason, to be in full force and effect or it becomes unlawful for any Obligor to perform any of its obligations under any Finance Document;

	(i)	the direct and/or indirect holding of the Guarantor in the fully paid up registered capital of the Borrower falls below one hundred percent (100%); and

	(j)	any other event occurs which in the Lender's reasonable opinion may have a material adverse effect on the political, economic, or financial situation in the PRC or the country in which the Guarantor is domiciled or which gives the Lender reason to believe that any Obligor may be unable to strictly comply with its obligations under any Finance Document.

For the purpose of this Clause 12 "reasonable opinion" means that which an objective lender in the same position as the Lender would regard as being reasonable having regard to all of the circumstances and prevailing market practice at the time.

13.	UNDERTAKINGS

For so long as any obligation or liability of the Borrower under this Facility Letter remains actually or contingently outstanding each Borrower shall:

	(a)	provide a copy of its audited financial statements for each financial year prepared in accordance with accounting principles and practices generally accepted in the PRC within 120 days after the end of such year;

	(b)	provide a copy of its un-audited half yearly management accounts prepared by the financial controller including a profit and loss account and balance sheet within 90 days after the end of each half year period;

	(c)	ensure that financial statements accounts that it provides to the Lender are current and accurate in all possible respects;

	(d)	advise the Lender in writing forthwith of the details of any litigation, arbitration, or other proceeding threatened against it and of any other event or circumstance which may have a material adverse effect on it or its ability to comply with its obligations under this Facility Letter;

(e)	provide the Lender with such access to its properties, financial books and records as the Lender may reasonably request;

(f)	comply with all relevant laws, regulations, or other similar requirements which apply to the conduct of its business or which apply to its entry into, or the borrowing of RMB, repayment of RMB, and payment of interest and other fees and costs under this Facility Letter;

(g)	maintain its corporate existence and not engage in any activities other than activities within its approved scope of business;

(h)	maintain all insurances in relation to its business and assets that a prudent company in a similar position would maintain.

(i)	take all necessary action to protect and maintain (and take no action which could imperil the continuation of) all licenses, authorizations, consents, and material contracts necessary for the conduct of its business;

(j)	file this Facility Letter with or report this Facility Letter to any relevant authority or government department in the PRC as required by PRC law or practice from time to time;

(k)	pay all present and future stamp, registration and similar taxes and charges payable in connection with this Facility Letter in the PRC;

(l)	ensure that its obligations under this Facility Letter at all times rank at least pari passu with all its other present and future unsecured obligations, save for obligations mandatorily preferred by law;

(m)	except where liens are created in the ordinary course of business, not grant or permit to arise any form of encumbrance, mortgage, pledge, lien or any other form of security interest on its present or future rights or assets, without the prior written consent of the Lender, provided however, that this Clause 12(m) does not prohibit the creation of any lien or encumbrance upon the Borrower's intellectual property or equity interest,

(n)	ensure that the direct and/or aggregate holding of the Guarantor in its fully paid-up registered capital does not fall below one hundred percent (100%);

(o)	ensure that the ratio of its registered capital to total investment and borrowings complies at all times with the regulations and laws applicable in the PRC;

(p)	ensure that it maintains a positive net worth by ensuring that its liabilities at no time exceed its assets;

	(q)	not transfer, novate or in any assign any of its rights or obligations under this Facility Letter without the prior written consent of the Lender;

	(r)	not sell, transfer, lease, assign or otherwise dispose or attempt to sell, transfer, lease, assign or otherwise dispose any of its rights or title to any of its assets without the prior written consent of the Lender except where any such disposal of assets is made in the ordinary course of business;

	(s)	not incur or permit to be outstanding any indebtedness for or in respect of any transaction which has the commercial effect of a borrowing or the provision of financial accommodation without the prior written consent of the Lender, except any indebtedness under this Facility Letter or otherwise owing to the Lender;

	(t)	ensure that all documents, reports and other information delivered to the Lender in connection with this Facility Letter are true, complete and up-to-date at the time they are provided; and

	(u)	collect the revenues proceeds through the account number [RMB 512903482110801] with [China Merchants Bank Suzhou Wuzhong Branch] (the "Collection Account"), and provide to Lender, from time to time upon reasonable request by Lender or at the interval as decided by Lender, the account statements or other documents evidencing the account balance of the Collection Account and the receipts and payments of funds through the Collection Account.

	(v)	promptly notify the Lender of the related transactions concerning 10% of its net assets or more, including (i) the affiliated relationship of all parties to the transaction, (ii) the detail of the transaction, (iii) the amount of transaction or the corresponding proportion, and (iv) the pricing policies (including the pricing policies on transactions with no amount or with symbolic amount).

14.	REPRESENTATIONS AND WARRANTIES

The Borrower represents to the Lender as follows and acknowledges that the Lender will enter into this Facility Letter in reliance on these representations:

	(a)	it has the necessary power and authority (corporate, governmental or otherwise) to enter into the obligations contained in this Facility Letter and to borrow hereunder and has taken all necessary actions to authorize the acceptance of this Facility Letter, the borrowing contemplated under this Facility Letter and the performance of all obligations under this Facility Letter;

	(b)	subject to the discretionary nature of any remedies and limitations resulting from laws of general application affecting creditors rights generally its obligations under this Facility Letter are legal, valid, and binding obligations of it enforceable in accordance with their terms;

	(c)	neither the execution of this Facility Letter nor any borrowing under it will breach any law or regulation, or document establishing it or any term of any other agreement;

	(d)	all financial statements and other information provided to the Lender are complete and accurate in all respects;

	(e)	at the date of this Facility Letter, it is not in default under any instrument or contract binding on it or any of its assets and there are no legal proceedings pending or threatened before any court or governmental authority which in any case may adversely affect in any material respect its financial condition or ability to perform its obligations under this Facility Letter; and

	(f)	it has disclosed to the Lender all necessary information relating to its financial condition of which it is aware or should reasonably be aware is material to the decision by the Lender to provide the Facility.

15.	GENERAL

15.1	Expenses

	(a)	Without prejudice to the other provisions of the Finance Documents, the Borrower and the Lender agree to pay the fees, costs and expenses they each incur in connection with the entry into and implementation of this Facility Letter.

	(b)	The Borrower agrees to reimburse the Lender on demand for all fees, costs and expenses incurred by the Lender in connection with the enforcement of its rights under this Facility Letter with respect to that Borrower, on a full indemnity basis.

15.2	No Deductions

All payments by the Borrower shall be made in Renminbi and shall be free and clear of and without any deduction or set off whatsoever. If the Borrower is required by law to make any payment subject to deduction or withholding, then the Borrower shall together with such payment pay such additional amounts as will ensure the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

15.3	Taxes and Duty

The Borrower shall pay its respective present and future stamp duties and all notarial, registration, recording and other like fees which may be payable in respect of any Finance Document and any security and shall indemnify the Lender against all liabilities, costs and expenses which may result from any default in paying such duties or fees. Notwithstanding any terms of stamp duty been set out previously, each party shall bear the present and future stamp duty payable of its own in accordance with the related law and regulation.

15.4	Indemnity

The Borrower shall fully indemnify the Lender from and against all damages, losses, costs and expenses incurred by the Lender in connection with or arising from the failure of the Borrower to perform any of its obligations under any Finance Document, including, without limitation, legal and out-of-pocket expenses and any funding or break costs associated with making available funds or their re-allocation and shall reimburse the same to the Lender forthwith on demand.

15.5	Currency Indemnity

If the Lender receives an amount under this Facility Letter from an Obligor in a currency other than Renminbi, the relevant obligations shall be discharged only to the extent that the Lender may purchase Renminbi with such other currency in accordance with the Lender's normal procedures. If the amount of Renminbi so purchased, after deducting any costs of exchange, is less than the relevant sum payable under this Facility Letter, the relevant Obligor shall indemnify the Lender against the shortfall. This obligation shall take effect notwithstanding any time or other indulgence granted to any Obligor (or any other person) of any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of any Obligor (or any other person).

15.6	Set-off

The Borrower irrevocably authorizes the Lender at any time after any sum has become due under this Facility Letter without notice to apply any credit balance in any currency on any account of the Borrower against any such sum due from the Borrower but unpaid.

15.7	Signature and Seals

If the Lender after checking with reasonable care determines that any seals or signature of the Borrower or a person authorized to sign on behalf of the Borrower is genuine and subsequently takes any action or omits to take any action ("Action") in reliance on the genuineness of the seal or signature, the Borrower shall bear any losses or damage arising or resulting from the Action and shall not in any way seek to hold the Lender liable and furthermore indemnifies the Lender against any and all losses and damage.

15.8	Notices

(a) Any notices, demands, or other documents to be sent to the Borrower pursuant to the Finance Documents shall be in writing and may be delivered in person, couriered, posted, faxed or sent by telex to the Borrower's address appearing in this Facility Letter or to such other address as may be notified in writing from time to time as the Borrower's address for receipt of notices, and shall be deemed to have been received at the time which in the normal course of events such notice would have been received, but in no event later than (i) the time of delivery (if delivered in person); (ii) three (3) Banking Days after depositing with a reputable courier company (if couriered); (iii) seven (7) Banking Days after posting (if posted); or (iv) upon the production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the fax number of the recipient (if faxed).

(b) In the event that any information filed, informed or notified by the Borrower with the Lender (including, without limitation, contact details, company name, directors or representatives, specimen signatures and seals) changes, the Borrower shall notify the Lender in writing within seven (7) Banking Days after such change has occurred. If the Borrower fails to notify the Lender in accordance with the preceding sentence, (i) the Borrower shall be solely responsible for any disadvantages and/or damages resulting from such failure, and (ii) if any notice, demand or other communication made or given by the Lender to the Borrower under the Finance Documents cannot be delivered, or the delivery thereof is delayed, as a result of the Borrower's failure, the Borrower shall nevertheless be deemed to have received such notice, demand or other communication at such time that delivery would have occurred but for the Borrower's failure.

15.9	Governing Law and Jurisdiction

The parties agree that this Facility Letter and any Letter of Undertaking shall be governed by and construed in accordance with the laws of the PRC. The Borrower submits for the benefit of the Lender to the jurisdiction of the competent People's Court in Shanghai, PRC for the purposes of any controversy, claim or dispute arising between the parties to this Facility Letter or any Letter of Undertaking, or their successors or assignees. The submission to jurisdiction contained in this clause does not limit the Lender's right to commence proceedings in any other jurisdiction.

15.10	Language

This Facility Letter is written in English.

15.11	Severability

Any provision of this Facility Letter that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. Any such unenforceability does not invalidate the remaining provisions of this Facility Letter nor does it affect the validity or enforceability of that provision in any other jurisdiction; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Facility Letter a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make it legal, validity or enforceability of any other document creating any security interest in connection with this Facility Letter.

16.	CONFIDENTIAL INFORMATION

Notwithstanding any other provision hereof, the Borrower acknowledges and agrees that: (i) the Lender may collect, acquire, store and use any information relating to the Borrower, any account of the Borrower and this Facility Letter (the "Confidential Information") for its exercise of the rights and/or performance of the obligations under this Facility Letter and/or applicable law, providing that the Lender shall keep confidential the Confidential Information; (ii) the Lender is entitled to disclose the Confidential Information as it may consider appropriate:

	(a)	if such Confidential Information is publicly available, other than as a result of breach by the Lender;

	(b)	in connection with any legal or arbitration proceedings;

	(c)	if required to do so under any applicable law;

	(d)	to professional advisers and service providers of the Lender who are under a duty of confidentiality to the Lender;

	(e)	to the Lender's group companies (which include all branches and all holding companies, all subsidiary companies and all other subsidiaries of such holding companies);

(f)
to any of Governmental Body, to the extent required ("Governmental Body" refers to any court, department, commission, board, bureau, agency, public authority or instrumentality of any country (including, without limitation, the PRC), any state or any political subdivision thereof, including, without limitation, the State Administration of Foreign Exchange, the People’s Bank of China and the China Banking Regulatory Commission) (For the avoidance of doubt, the Borrower acknowledges and agrees that the Lender is entitled to provide the Borrower's relevant credit information to the Financial Credit Information Database (in Chinese: ）.); or

(g)	with the agreement of the Borrower.

We, Bank of Tokyo-Mitsubishi UFJ (China), Ltd. acting through our Shanghai Branch look forward to developing and strengthening our relationship with your companies.  Please arrange for your companies to execute this Facility Letter in the position indicated below.

For and on behalf of
Bank of Tokyo-Mitsubishi UFJ (China), Ltd., acting through its Shanghai Branch

/s/ Authorized Representative
Authorised Signatory

For and on behalf of
Calgon Carbon (Suzhou) Co., Ltd.

/s/ Sunny Liu
Authorised Signatory

For Bank Use Only	CCD	CFD
Manager	Maker	Signature Verify	Manager	Maker	Signature Verify

EXHIBIT

Form of Advance Request

Date           [           ]

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch
20/F, AZIA Center, 1233 Lujiazui Ring Road, Shanghai

Attention:  [          ]

Re:	RMB5,000,000.00 Uncommitted Revolving Loan Facility Letter dated August 14th, 2014 (the “Facility Letter”)

We refer to the Facility Letter mentioned above and request an advance under that Facility Letter.

Amount requested:                                           RMB[           ]

Please make the funds available on [* specify date of advance *]. Such fund should be credited into our RMB account opened with [* specify bank name *] of the account number of [       ].

We confirm and undertake the following.

(i)
No Event of Default (as defined in the Facility Letter) subsists at the date of this request, or will subsist at the proposed date of advance under this request or the result from the provision of the advance requested under this request.

(ii)	The representations and warranties by us in the Facility Letter are true as at the date of this request and will remain true as at the proposed date of advance under this request.
(iii)	The funds will be used exclusively for general working capital and will be used for payment of:
☐ Purchase Expenses (payment of                      )
☐ General Expenses (payment of                      )
☐ Others (payment of                      )
and without prejudice to the general purpose of the working capital requirements, we will promptly submit a formal explanation to you if the specific purpose for the drawdown amount is to be changed.
(iv)	This advance will be repaid in full on [* insert repayment date *].
(v)	We will pay interest on the advance on the repayment date and otherwise comply with all terms of the Facility Letter as it applies to this advance.
(vi)
The proceeds of the advance will not be misappropriated, or applied towards investments in fixed assets or equity interests, or applied in connection with any production, operation or purpose prohibited by the laws, directives or policies of the PRC.

(vii)	You are entitled to change our means of payment from our own payment to your bank entrusted payment.
(viii)	You are entitled to monitor our relevant accounts with you and other banks.
(ix)
You are entitled to inspect and monitor the use of the proceeds of the advance in accordance with the Facility Letter and the Letter of Undertaking (as defined in the Facility Letter) to which we are a party.

(x)	This request should be read together with the Facility Letter.
(xi)	we will provide all the business contracts, invoices and other relevant documents and materials relating to the use of this advance, as requested by you.
(xii)	The means of your entrusted payment will be applied to any loans under the Facility Letter.

For and on behalf of
Calgon Carbon (Suzhou) Co., Ltd.

___________________
Authorised Signatory

We confirm receipt of this Advance Request and agree to the terms stipulated. And we confirm the interest rate applicable to this advance is [*insert rate*].

Bank of Tokyo-Mitsubishi UFJ (China), Ltd.
Acting by and through its Shanghai Branch

By:________________________________
Authorized Signatory